Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Critical Therapeutics, Inc. on Form S-8 of our report dated March 17, 2004, except for Note 15 as to which the date is May 20, 2004, appearing in Registration Statement No. 333-113727 on Form S-1, as amended, of Critical Therapeutics, Inc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 28, 2004